UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor
Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2016, Hyatt Hotels Corporation (the “Company”) announced that Patrick J. Grismer has been appointed Executive Vice President, Chief Financial Officer of the Company, effective as of March 14, 2016. In this capacity, Mr. Grismer will also serve as the Company’s principal financial officer, effective as of March 14, 2016.

Mr. Grismer, age 53, has served as the Chief Financial Officer of YUM! Brands, Inc. since May 2012. Prior to that position, Mr. Grismer served as Chief Planning and Control Officer of YUM! Brands, Inc., a position he held beginning January 2011. Mr. Grismer served as Chief Financial Officer of Yum! Restaurants International, Inc. from June 2008 to January 2011.

On February 10, 2016, Hyatt Corporation, a wholly-owned subsidiary of the Company, entered into an employment letter with Mr. Grismer pursuant to which Mr. Grismer is entitled to the following compensation and benefits:

•	annual base salary of $775,000;

•	annual incentive award with a target incentive of 100% of base salary (with a guaranteed minimum incentive award for 2016 equal to 75% of base salary);

•	annual grants under the Third Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan similar to other senior executives of Hyatt (which, for grants made during 2016, are expected to have an aggregate value equal to $1,900,000);

•	a grant of stock appreciation rights (“SARs”) with a value equal to $650,000 which will vest in equal amounts over three years with the first vesting date to occur on the first anniversary of the award grant date, provided that Mr. Grismer remains employed with Hyatt on each vesting date, subject to approval by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”);

•	a grant of restricted stock units (“RSUs”) with a value equal to $500,000 which will vest in full on the fourth anniversary of the award grant date, provided that Mr. Grismer remains employed with Hyatt through such date, subject to approval by the Compensation Committee;

•	employee benefits and perquisites available to the Company’s senior executive officers from time to time;

•	relocation to Chicago in accordance with the Company’s relocation policy; and

•	severance in accordance with the Company’s executive severance plans.

The foregoing description of the employment letter is qualified in its entirety by reference to its terms, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release announcing Mr. Grismer’s appointment is filed as Exhibit 99.1 to this report.

Mr. Atish Shah, who served as the Company’s Senior Vice President, Interim Chief Financial Officer and as the Company’s principal financial officer since April 20, 2015, will no longer serve in these roles effective as of March 14, 2016.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Letter, dated as of February 10, 2016, between Hyatt Corporation and Patrick J. Grismer

99.1	Hyatt Hotels Corporation Press Release dated February 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: February 11, 2016	By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Employment Letter, dated as of February 10, 2016, between Hyatt Corporation and Patrick J. Grismer

99.1	Hyatt Hotels Corporation Press Release dated February 11, 2016